UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 11, 2018

BlackLine, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-37924	46-3354276
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21300 Victory Boulevard, 12th Floor

Woodland Hills, CA 91367

(Address of principal executive offices, including zip code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2018, Chris Murphy notified BlackLine, Inc. (the “Company”) that he will resign as the Company’s Chief Revenue Officer, effective July 1, 2018. Mr. Murphy’s departure is not the result of any material disagreement with the Company regarding its operations, policies or practices.

In connection with Mr. Murphy’s resignation, the Company will enter into a transition agreement and release regarding the terms of his separation (the “Transition Agreement”). The principal terms of the Transition Agreement will be: (1) Mr. Murphy’s last day of employment is expected to be July 1, 2018 (the “Separation Date”) and he will continue to receive his base salary and benefits through his last day of employment; (2) subject to Mr. Murphy signing and not revoking a supplemental release of claims with the Company as described in the Transition Agreement, Mr. Murphy will receive (a) the payments and benefits under the Company’s Change of Control and Severance Policy to which he is entitled on an involuntary termination of employment consisting of: (i) a lump sum cash payment equal to $175,000, less applicable withholdings, representing six months of his current annual base salary and (ii) reimbursement by the Company for COBRA premiums Mr. Murphy pays to maintain group health insurance benefits for himself and his dependents under COBRA for up to a six months following the Separation Date; (b) accelerated vesting and exercisability of 12,070 shares subject to his Company option dated October 14, 2016 that are scheduled to vest on September 27, 2018; and (c) extension of the exercise period for Mr. Murphy’s vested and outstanding Company stock options until September 30, 2018, subject to earlier termination as provided in the Transition Agreement; and (3) subject to Mr. Murphy signing and not revoking an additional supplemental release of claims with the Company as described in the Transition Agreement, the Company will pay a pro-rata portion of Mr. Murphy’s target bonus under the Company’s 2018 Executive Bonus Plan, based on actual achievement of the pro-rated performance metrics for such plan measured through June 30, 2018 as determined by the compensation committee of the Board.

The Transition Agreement will also contain a mutual nondisparagement covenant and condition the payments and benefits described above on Mr. Murphy’s continued compliance with a customary cooperation covenant, in addition to other covenants to which Mr. Murphy already is subject (including covenants regarding non-solicitation) incorporated by reference into the Transition Agreement.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, which will be filed with the Company’s next Form 10-Q.

The Press Release announcing Mr. Murphy’s resignation is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated June 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackLine, Inc.

By:	/s/ Mark Partin
Name:	Mark Partin
Title:	Chief Financial Officer

Date: June 14, 2018